Exhibit 23.0

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-04709, 333-38587 and 333-58163.



/S/  ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

New York, New York
July 10, 2000